EXHIBIT NO. 99-1



News Release

               NIAGARA MOHAWK, AMERGEN END NUCLEAR SALE AGREEMENTS

SYRACUSE-May 12 - Agreements by Niagara Mohawk Power Corp. for the sale of its nuclear assets to AmerGen Energy Co. have been mutually ended, the two companies said today.

Niagara Mohawk is now free to pursue a competitive process for the sale of the assets. AmerGen, a joint venture of PECO Energy Co. and British Energy, remains interested in purchasing the plants and will participate in the sale process that develops, the company said.

AmerGen agreed to purchase Niagara Mohawk's Nine Mile Point nuclear assets in June 1999.

Nine Mile Point is a two-unit boiling water reactor site. Nine Mile 1, a 614-megawatt unit, began producing electricity in 1969. Nine Mile 2, a 1,140-megawatt unit, began producing electricity in 1988. Niagara
Mohawk operates both plants. The plants are located in Scriba, N.Y., approximately 40 miles north of Syracuse.

Niagara Mohawk is the sole owner of Nine Mile 1. Nine Mile 2 co-owners are: Niagara Mohawk (41 percent), New York State Electric and Gas Corp. (18 percent), Long Island Power Authority (18 percent), Rochester Gas and Electric Corp. (14 percent), and Central Hudson Gas & Electric Corp. (9 percent).